UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2017

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities A.ct (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01Completion of Acquisition or Disposition of Assets.

On November 13, 2017, Sanchez Midstream Partners LP (the “Partnership”) consummated the transaction contemplated by that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Dallas Petroleum Group, LLC (“Buyer”), which was previously disclosed in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2017.  Pursuant to the Purchase Agreement, the Partnership sold to the Buyer, effective as of October 1, 2017, specified oil and gas wells, leases and other associated assets and interests located in Texas for cash consideration of approximately $6.3 million.  In addition, the Buyer assumed all obligations relating to the assets, including all plugging and abandonment costs relating to the assets, that arose after October 1, 2017.

Item 2.02Results of Operations and Financial Condition.

On November 14, 2017, the Partnership issued a press release announcing its financial results for the quarter and nine months ended September 30, 2017. A copy of the press release is furnished as a part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: November 14, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary